Exhibit  1


                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT


To the Holders of:
Corporate Backed Trust Certificates, Series 2001-24
*CUSIP:  21988G684       Class A-1
         21988GAW6       Class A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 22, 2006.


INTEREST ACCOUNT
----------------

Balance as of June 15, 2006.....................................           $0.00
   Scheduled Income received on securities......................           $0.00
   Unscheduled Income received on securities....................           $0.00
   Interest portion of September 22, 2006 Call Price
     received September 22, 2006 upon exercise of
     Call Warrants by 100% of the holders thereof...............   $2,749,964.82


LESS:
   Distribution to Class A-1 Holders............................    -$496,788.19
   Distribution to Class A-2 Holders............................  -$2,253,176.63
   Distribution to Depositor....................................          -$0.00
   Distribution to Trustee......................................          -$0.00
Balance as of September 22, 2006................................           $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of June 15, 2006.....................................           $0.00
   Scheduled Principal received on securities...................           $0.00
   Principal portion of September 22, 2006 Call Price
     received September 22, 2006 upon exercise of
     Call Warrants by 100% of the holders thereof...............  $25,000,000.00

LESS:
   Distribution of principal to Class A-1 Holders
     on September 22, 2006...................................... -$25,000,000.00
   Distribution of principal to Class A-2 Holders
     on September 21, 2006......................................          -$0.00
   Distribution of $25,000,000 principal amount of
     underlying securities to Call Warrants Holder
     on September 21, 2006......................................          -$0.00
Balance as of September 22, 2006................................           $0.00


              UNDERLYING SECURITIES HELD AS OF September 22, 2006

        Principal
         Amount                         Title of Security
        ---------                       -----------------

          $0.00                Deutsche Telekom International Finance B.V.
                               8.25% Notes due June 15, 2030
                               *CUSIP: 25156PAC7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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